UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 21, 2016 (April 16, 2016)

1847 HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	333-193821	38-3922937
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 18th Floor New York, NY	10022
(Address of principal executive offices)	(Zip code)

(212) 521-4052

(Registrant's telephone number, including area code)

____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On April 16, 2016, the Membership Interest Purchase Agreement (the "Purchase Agreement") between 1847 Holdings LLC (the "Company"), Monrovia SF I, Inc., a subsidiary of the Company, CJ Investors, LLC, CM Investors, LLC and CM Investors II, LLC, AAA Auto Title Loans, LLC, Cash 1, LLC, and Express Tow & Salvage, LLC, dated as of December 29, 2015 relating to the Company's proposed acquisition of the Cash 1 business was terminated.

No early termination penalties were incurred by the Company as a result of the termination of the Purchase Agreement. There was no material relationship between the Company and Monrovia SF I, on the one hand, or their affiliates, and any of the other parties to the Purchase Agreement other than in respect of the Purchase Agreement.

A description of the Purchase Agreement is contained in the current report on Form 8-K filed by the Company with the Securities and Exchange Commission on December 29, 2015, and is incorporated by reference herein.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1847 HOLDINGS LLC

Date: April 21, 2016	By:	/s/ Ellery W. Roberts
Ellery W. Roberts
Chief Executive Officer